This material is proprietary to EDGAR Online and UBmatrix. © 2010 EDGAR Online, Inc. and UBmatrix, Inc. All rights reserved. Investor Update October 2010 Exhibit 99.2

Safe Harbor
© 2010 EDGAR Online Company Confidential
Use of Forward-Looking Statements
Forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 may be included in this press release. These statements relate to future events and/or our future financial performance and include, without limitation, statements regarding our future growth prospects, future demand for our XBRL business, future innovations in our data and solutions and subscriptions business, the integration of UBmatrix into our business and the approval by our shareholders of certain transactions contemplated by the merger agreement. These statements are only predictions and may differ materially from actual future events or results. EDGAR Online, Inc. disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by
EDGAR Online, Inc. with the SEC, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with our ability to (i) increase revenues,
(ii) obtain profitability, (iii) obtain additional financing, (iv) changes in general economic and business conditions (including in the online business and financial information industry), (v) actions of our competitors, (vi) the extent to which we are able to develop new services and markets for our services, (vii) the time and expense involved in such development activities,
(viii) risks in connection with acquisitions, (ix) the level of demand and market acceptance of our services, (x) changes in our business strategies and (xi) risks relating to the merger with UBmatrix, Inc. and the integration of its business into ours.
Where You Can Find More Information
In connection with the proposed issuances of EDGAR Online stock in the above-described transactions, EDGAR Online filed a definitive proxy statement with the SEC on October 20, 2010 and a definitive proxy statement and form of proxy, as well as additional proxy materials, were mailed to EDGAR Online’s stockholders beginning on or about this date. EDGAR Online urges investors and security holders to read the proxy statement regarding the proposed issuances when it becomes available because it will contain important information about the proposed transactions. You may obtain copies of all documents filed with the SEC regarding these transactions, free of charge, at the SEC’s web site (www.sec.gov). You may also obtain these documents free from EDGAR Online at www.edgar-online.com, or by contacting the EDGAR Online Investor Relations
Department at (203) 852-5660.
Participants in the Solicitation
EDGAR Online and its directors, executive officers and certain other members of management and employees may be soliciting proxies from EDGAR Online stockholders in favor of the stock issuances. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the EDGAR Online stockholders in connection with the proposed stock issuances will be set forth in the proxy statement when it is filed with the SEC. You can find information about
EDGAR Online’s executive officers and directors in the proxy statement for EDGAR Online’s 2010 annual meeting of stockholders, filed with the SEC on October 20, 2010. Free copies of this document may be obtained from EDGAR Online as described above.

Highlights
Evolution to “leading provider of XBRL products and
services that improve the flow of business information”
•2010 foundation for growth
•
Capital infusion of $12 million
•
Strengthened management team
•
Built XBRL filings creation business & expertise
•
Renew focus on data business
•2010 UBmatrix merger strategic to evolution
•2011 and beyond
© 2010 EDGAR Online, Inc

* * * * * * * * 2010 Foundation for Growth

Enhanced Financial Position
• Bain investment of $12 million in Q1
•
Cash on hand at 6/30 of $11.1 million
• Additional $2 million as part of UBmatrix deal*
• 2010 cash burn reduced to below $4 million
• Continued improvements expected through
continued cost right sizing
•
Property
•
Personnel
*subject to EDGR
stockholder approval
© 2010 EDGAR Online, Inc

Management Team Strengthened
• Recent EDGAR Online hires
•
Diana Bourke – Chief Operations Officer
•
David Goldstein – Director of Global Product Development
•
Ed McDonnell – Global Sales and Business Development
•
David Price – Chief Financial Officer
• Additional Industry experience will be added as part of the
UBmatrix merger*
• Barry Schuler (Expected to join EDGAR Online Board
following merger)
© 2010 EDGAR Online, Inc
*subject to EDGR
shareholder approval

2009 2010 2011 2012
Year 1 (PFS)
PFS + Detailed
footnotes
Year 1 (PFS)
PFS + Detailed
footnotes
Year 1 (PFS)
PFS +
…
N1A Risk / Return Summary
Rapidly Expanding U.S. Filing Market for XBRL
•
Public companies must tag 10-Ks & 10-Qs & more using XBRL
•
Year 1 – Primary Financial Statements and footnotes (block text) – 3,500 tags
•
Year 2 – Primary Financial Statements and footnotes (detailed) – 12,500 tags
•
Furnished to SEC for first 24 months; filed (full liability) thereafter
•
Mutual funds must file N1As (risk/return summary in XBRL)
•
Timeline
© 2010 EDGAR Online, Inc
500 largest
filers
1,200 additional
Large accelerated filers
10,000 additional public,
private & foreign filers
8,000+
Mutual Funds

Industry-Leading Expertise and Market Position
• Established channel partnerships with financial printers
• Implemented systems and processes to deliver:
•
4 quarters of Primary Financial Statements (over 360 unique
filers)
•
1 quarter of Detailed Footnote submissions for 70 filers
• Grew base of XBRL expertise by 500% since 2009
• Current challenges
•
Addressing increasing complexity and work effort for Detailed
Footnotes processing
•
Improving scalability and profitability
•
Defining a low cost Tier 3 filing product and preparing
companies for filing in 2011
© 2010 EDGAR Online, Inc

Key Initiatives for the Filing Creation Business
• Expanding reach through channel partnerships
•
Maintaining a strong R.R. Donnelley partnership
•
Signing additional partners to address Tier 2 & 3 Filers
•
Targeting mutual fund market with 4 initial partners
• Improving in-house efficiency
•
Process/technology improvements with each quarter’s experience
•
Training of staff to deal with peak capacity and Filer support
•
Implementation of the Online Reviewer’s Guide
• Increasing scalability – off shore capacity
• Evolving pricing model based on experience
• Addressing XBRL filing opportunities –service
assisted software and global expansion
© 2010 EDGAR Online, Inc

* * * * * * * * UBmatrix Merger Strategic to Evolution © 2010 EDGAR Online, Inc

The UBmatrix Merger is Strategic
• UBmatrix is the leading provider of XBRL software
•
We expect to leverage this to improve offerings and internal efficiencies
•
Software revenue expected to improve future profitability model
• UBmatrix agreements with Oracle and SAP to provide
XBRL products
•
Expands opportunities to address filing creation market
•
Mitigates risk as filing market evolves
•
Cross-sell opportunity for EDGAR Online products and services
• UBmatrix has a global presence
•
Leverage partners and customers in Europe and other geographies
• UBmatrix sells to regulators
•
Advantage when addressing the filing market
•
Combined company expects to provide end-to-end XBRL market
coverage
© 2010 EDGAR Online, Inc

Keane
enabling transformation

FDIC
FEDERAL DEPOSIT INSURANCE CORPORATION
INSURING AMERICA'S FUTURE

BANQUE DE FRANCE

Service Public Fédéral FINANCES
(Belgian Federal Public Service Finance)

Ontario
Deposit Insurance Corporation of Ontario

BNP PARIBAS FORTIS

IBM

COFIDIS

KREDITTILSYNET
The Financial Supervisory Authority of Norway

Deloitte.

GROUPE CAISSE D'EPARGNE

ORACLE

SAP

Information Builders

Wolters Kluwer
Financial Services

cundus

UNISYS

Capgemini
CONSULTING.TECHNOLOGY.OUTSOURCING

glenture

ciber

SQLPOWER

Umanis

column5

BSB
up to excellence

KOLON BENIT

concentric solutions

AGUILONIUS CONSULTING
REGULATORY REPORTING EXPERTS

NTT Data

CSC

EDGAR Online

UBmatrix Customers and Partners Key Customers Key Partners KPMG Under contract To the U.S. SEC © 2010 EDGAR Online, Inc

•
Highly trusted and
experienced filing
service
•
Enables customers to
outsource XBRL efforts
•
Leading US financial
printers as a channel
•
Strong US presence
•
Data & Services
•
XBRL filing & analysis
*
Why Did We Decide to Do This?
© 2010 EDGAR Online, Inc

•
Highly trusted filing
service
•
Used by large global
regulators
•
Enables customers to
outsource XBRL efforts
•
Enables customers to
build in-house XBRL
capabilities
•
Leading US financial
printers as a channel
•
Leader in ISVs as a
channel
•
Strong US presence
•
Strong international
presence
•
Data & Services
•
Software
•
XBRL filing & analysis
•
XBRL collection &
validation
Why Did We Decide to Do This?
© 2010 EDGAR Online, Inc

Combined Company
•
Highly trusted filing
service
•
Used by the largest
global regulators
•
Strong brand in the
XBRL market
•
Enables customers to
outsource XBRL efforts
•
Enables customers to
create XBRL in-house
•
Provides XBRL filing
creation any way the
customer wants it
•
Leading US financial
printers as a channel
•
Leader in ISVs as a
channel
•
Broad channel
coverage
•
Strong US presence
•
Strong international
presence
•
Global entity
•
Data & Services
•
Software
•
Integrated XBRL
solutions portfolio
•
XBRL filing & analysis
•
XBRL collection &
validation
•
Broad coverage of
the XBRL ecosystem
Why Did We Decide to Do This?
© 2010 EDGAR Online, Inc

UBMATRIX™
EDGAR® Online
EDGAR® Online

EDGAR® Online

Combining EDGAR Online and UBmatrix
Comprehensive Set of XBRL Products and Services
Create Consume Analyze
Regulators Filers
External
Reporting
ERP Integration
Business
Intelligence
Collection
Validation
Compliance
Data Users
Data
Research
Analytics
© 2010 EDGAR Online, Inc

Details of the UBmatrix Merger
• Deal announced June 2010; target close Q4
• Stock issuance in transaction subject to EDGR stockholder
approval
• UBmatrix shareholders continue as EDGR stockholders
• EDGR payment
•
Series C issuance
•
initially convertible to 5.1m shares of common stock
•
with PIK represents 8.1m shares of common stock
•
2.7m shares of common stock
• Additional Series C issuance to UBmatrix shareholders for
$2m cash at $1.45/share
© 2010 EDGAR Online, Inc

* * * * * * * * * 2011 and Beyond © 2010 EDGAR Online, Inc

Our Near Term Focus
• Continue execution of filing creation business
•
Infrastructure right sizing (Improve profitability)
•
Focus on execution (Build scale)
•
Drive value and pricing with partners (Grow share)
• Complete UBmatrix transaction
•
Integrate operations
•
Accelerate UBmatrix EDGAR Online software platform
• Developing new markets
•
Pursue international opportunities
•
Increase focus on OEM
•
Selectively target regulatory markets
•
Redefine data strategy
© 2008 EDGAR Online, Inc
19

Highlights
Evolution to “leading provider of XBRL products and
services that improve the flow of business information”
•2010 foundation for growth
•
Capital infusion of $12 million
•
Strengthened management team
•
Built XBRL filings creation business & expertise
•
Renew focus on data business
•2010 UBmatrix acquisition strategic to evolution
•2011 and beyond
© 2010 EDGAR Online, Inc

This material is proprietary to EDGAR Online and UBmatrix. © 2010 EDGAR Online, Inc. and UBmatrix, Inc. All rights reserved. Investor Update October 2010